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                                  EXHIBIT 3-D
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  Certificate of Merger of Atlantic Energy, Inc. with and into Conectiv, Inc.
     filed with Delaware Secretary of State, effective as of March 1, 1998

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                             CERTIFICATE OF MERGER

                                      OF

                             ATLANTIC ENERGY, INC.
                           A NEW JERSEY CORPORATION,

                                 with and into

                                CONECTIV, INC.,
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                            A DELAWARE CORPORATION


          CONECTIV, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

          FIRST:      That the name and state of incorporation of each of the
constituent corporations of the merger are as follows:

          NAME                                     STATE OF INCORPORATION
          ----                                     ----------------------
Atlantic Energy, Inc.                                  New Jersey
Conectiv, Inc.                                         Delaware

          SECOND:     That an agreement of merger among the parties to the
merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations and their respective stockholders in accordance with the requirements of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

          THIRD:      That the surviving corporation shall be Conectiv, Inc., a
Delaware corporation (the "Surviving Corporation"), and the name of the Surviving Corporation shall be changed to "Conectiv" pursuant hereto.

          FOURTH:     That the certificate of incorporation and bylaws of

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Conectiv, Inc., a Delaware corporation, in effect immediately prior to the effective time of the merger shall be the certificate of incorporation and bylaws of the Surviving Corporation, except that, pursuant to this Certificate of Merger, ARTICLE I of the certificate of incorporation of the Surviving Corporation shall be amended to read as follows:

                                   ARTICLE I

          The name of the Corporation shall be Conectiv.

          FIFTH:      That the executed agreement of merger is on file at an
office of the Surviving Corporation. The office of the Surviving Corporation at which the executed agreement of merger will be on file is 800 King Street, Wilmington, Delaware, 19899.

          SIXTH:       That a copy of the agreement of merger will be furnished
by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

          SEVENTH:        That the authorized capital stock and par value of
Atlantic Energy, Inc., a New Jersey corporation, is 75,000,000 shares of Common Stock without par value.

          EIGHTH:       That the effective date and time of the merger shall be
12:01 a.m. on March 1, 1998.

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Dated: February 27, 1998                       CONECTIV, INC.



                                            By: /s/  B.  S. Graham
                                               --------------------------
                                                Barbara S. Graham
                                                President



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